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                         CONSENT-COOPERS & LYBRAND GmbH

                                                                   Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 filed on July 1, 1997 of our report dated May 7, 1997 on our audit of the consolidated financial statements of gesellschaft fur angewandte mathematik und informatik mbH. We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data".

                                                   /s/ Coopers & Lybrand GmbH
Coopers & Lybrand
Wirtschaftsprufungsgesellschaft GmbH
Munich, Germany
June 27, 1997